Exhibit 99.2

Overstock Announces Pricing of Upsized Public Offering of Common Stock

SALT LAKE CITY - Aug. 11, 2020 - Overstock.com, Inc. (NASDAQ:OSTK) (“Overstock”) announces the pricing of its previously announced underwritten public offering of 2,100,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) at a public offering price of $84.50 per share. The size of the offering was increased from the previously announced 1,700,000 shares offered. In addition, Overstock has granted underwriters a 30-day option to purchase up to an additional 315,000 shares of the Common Stock, at the public offering price, less the underwriting discount. The offering is expected to close on August 14, 2020, subject to customary closing conditions.

Overstock anticipates that the gross proceeds from the offering will be $177,450,000, before deducting the underwriting discount and estimated offering expenses payable by Overstock. Overstock intends to use the net proceeds from the offering for general corporate purposes.

BofA Securities and Credit Suisse are acting as book-running managers of the offering. Piper Sandler, Needham & Company, D.A. Davidson & Co. and Wedbush Securities are acting as co-managers of the offering.

The offering is being made pursuant to an effective shelf registration statement and prospectus supplement filed by Overstock with the Securities and Exchange Commission (“SEC”). These documents are made available by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the base prospectus may be obtained by (i) calling BofA Securities at 1-800-294-1322 or e-mailing dg.prospectus_requests@bofa.com or (ii) calling Credit Suisse at 1-800-221-1037 or e-mailing usa.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Overstock
Overstock.com, Inc. Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about Overstock and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding any option exercised by the underwriters, the amount of gross proceeds, and the use of proceeds. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Overstock's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020, in our Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 7, 2020, in our Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 6, 2020, and in our subsequent filings with the SEC.

Contacts
Investor Relations:	Media:
Alexis Callahan	Overstock Media Relations
801-947-5126	801-947-3564
ir@overstock.com	pr@overstock.com